EXHIBIT 99.1

News Release

Victory Capital Shareholders Approve All Ballot Proposals
at Special Meeting of Stockholders

San Antonio, Texas, October 14, 2024 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today announced that the Company’s stockholders voted to approve all proposals related to the previously announced contribution agreement between Victory Capital and Amundi at the Company’s Special Meeting held on October 11, 2024.

David Brown, Chairman and Chief Executive Officer said: “I would like to thank our shareholders for their ongoing support as we execute on our growth strategy. This is another significant milestone as we advance toward completing the transaction with Amundi, which we anticipate will close in the first quarter of 2025. Integration is progressing as planned. We are also reaffirming our guidance of $100 million in expense synergies that are expected to be fully realized within two years with the majority achieved within the first year.”

The transaction remains subject to customary closing conditions, including regulatory approvals and consents of Amundi US clients.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of applicable U.S. federal and non-U.S. securities laws. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof and include, but are not limited to, statements regarding the proposed transaction and the outlook for Victory Capital’s or Amundi’s future business and financial performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s and

EXHIBIT 99.1

Amundi’s control and could cause Victory Capital’s and Amundi’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: risks that conditions to closing will fail to be satisfied and that the transaction will fail to close on the anticipated timeline, if at all; risks associated with the expected benefits, or impact on the Victory Capital’s and Amundi’s respective businesses, of the proposed transaction, including the ability to achieve any expected synergies; and other risks and factors relating to Victory Capital’s and Amundi’s respective businesses contained in their respective public filings.

About Victory Capital

Victory Capital is a diversified global asset management firm with total assets under management of $176.1 billion, and $181.1 billion in total client assets, as of September 30, 2024. The Company employs a next-generation business strategy that combines boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions Business, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Victory Capital is headquartered in San Antonio, Texas, with offices and investment professionals in the U.S. and around the world. To learn more please visit www.vcm.com or follow Victory Capital on Facebook, Twitter, and LinkedIn.

Contacts

Investors: Media:

Matthew Dennis, CFA Jessica Davila

Chief of Staff Director of Global Communications

Director, Investor Relations 210-694-9693

216-898-2412 Jessica_davila@vcm.com

mdennis@vcm.com